Exhibit 10.2

TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement (this “Trademark Agreement”) is made and entered into as of July 31, 2008 (the “Effective Date”) by and between FMC Technologies, Inc., a Delaware corporation, having its principal place of business at 1803 Gears Road, Houston, Texas 77067 (“FMCTI”) and John Bean Technologies Corporation (formerly FMC FoodTech, Inc.), a Delaware corporation, having its principal place of business at 200 East Randolph Drive, Chicago, Illinois 60601 (“JBT”). FMCTI and JBT are referred to herein, collectively, as the “Parties” and, individually, as a “Party.”

RECITALS

WHEREAS, Pursuant to the Separation and Distribution Agreement between FMCTI and JBT of even date herewith (the “SDA”), FMCTI has contributed, transferred and conveyed to JBT certain of FMCTI’s assets and JBT has assumed certain of FMCTI’s liabilities;

WHEREAS, FMCTI is the exclusive, worldwide licensee of the FMC trademark (the “FMC Trademark”), pursuant to a certain Trademark License Agreement entered into by and between FMCTI and FMC Corporation on May, 31, 2001 (the “FMC Trademark License Agreement), for use in connection with the assets being conveyed to JBT;

WHEREAS, FMCTI is the owner of certain derivative trademarks, including but not limited to those identified on attached Exhibit A (the “FMC DERIVATIVES”) (the FMC Trademark and FMC Derivatives will hereinafter be collectively referred to as the “FMC Marks”);

WHEREAS, it is a condition to the consummation of the transactions contemplated by the SDA that FMCTI and JBT execute and deliver this Agreement; and

WHEREAS, JBT desires to use the FMC Marks for a limited period of time in connection with its continued business operations including, without limitation, on or in association with certain assets acquired from FMCTI pursuant to the SDA on which the FMC Marks are affixed, including without limitation products (“Products”); labels, packaging and cartons (collectively “Packaging”); sales promotional materials, advertising materials and other ancillary marketing and sales materials; (collectively “Sales Materials”); signs used on real property, business cards, stationery, letterhead, other signage, invoices and other commercial documents and other current and similar incidental uses (collectively “Incidental Uses”).

NOW, THEREFORE, in consideration of the foregoing and the covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows.

Trademark License Agreement

1.	LICENSE.

1.1.

License Grant. Subject to the terms and conditions of this Agreement, FMCTI hereby grants to JBT a limited, worldwide, royalty-free, non-exclusive, non-transferable and non-assignable license (with a limited right to sublicense only to Subsidiaries of JBT) to use the FMC Marks:

a.

on JBT’s inventory of Products, Packaging, and Sales Materials, in existence at the Effective Date, for the earlier of one (1) year after the Effective Date or the exhaustion of JBT’s existing inventory of Products, Packaging, and Sales Materials in the ordinary course;

b.	in a legend on JBT’s Products, Packaging, Sales Materials and Incidental Uses to indicate JBT’s former affiliation with FMCTI for a period of two (2) years after the Effective Date; and

c.	on JBT’s existing, installed base of leased Products, indefinitely.

1.2.	Web Link. FMC Technologies shall provide, for a period of two (2) years after the Effective Date, a web site link from FMC Technologies’ web site to JBT’s web site.

1.3.

No Other Rights. Any rights not expressly granted to JBT under this Agreement are reserved by FMCTI. Other than as described in Sections 1.1 and 6.6 of this Agreement, JBT shall have no power or right to, and shall not, sell, assign, sublicense or otherwise transfer this Agreement or the license granted hereunder, to any third party. In using the FMC Marks pursuant to this Agreement, JBT shall in no way represent that it has any right, title or interest in the FMC Marks other than those expressly granted under the terms and conditions of this Agreement.

1.4.

No Restriction on FMCTI. Subject to the terms of the SDA, nothing in this Agreement shall be construed to prevent FMCTI from using, or granting to third parties any other licenses for the use of, the FMC Marks on any products or for any purpose.

2.	OWNERSHIP AND PROTECTION OF THE FMC MARKS.

2.1.

FMCTI’s Ownership. JBT acknowledges and agrees that the JBT shall not, directly or indirectly, contest or challenge FMCTI’s sole and exclusive rights in and to the FMC Marks or the validity thereof, including, without limitation, the goodwill associated therewith and all goodwill arising from the use of the FMC Marks shall inure solely to the benefit of FMCTI. Except for the right to use the FMC Marks in accordance with this Agreement, JBT shall acquire no right, title or interest in (or adopt, use, register or apply for registrations anywhere for) the FMC Marks (or any translations, variations, adaptations, derivations or combinations of the foregoing) or FMC Marks confusingly similar thereto as a result of exercise of any rights under this Agreement.

Trademark License Agreement

2.2.

Quality Control. JBT shall only the FMC Marks in connection with goods and services that meet or exceed the quality standards of FMCTI as of the date of this Agreement and such other quality standards as the parties may from time to time agree to in writing. In order to ensure continuing quality control, JBT shall, as reasonably requested by FMCTI, provide FMCTI with representative samples of or access to goods and information about the services in connection with which LICENSE uses the FMC Marks.

2.3.

Notice of Infringement. JBT shall give FMCTI prompt written notice of any actual or threatened infringement of the FMC Marks by any third party after JBT has actual knowledge of such infringement or threatened infringement. Without regard to the manner in which an apparent infringement comes to FMCTI’s attention, FMCTI shall in its sole discretion determine whether or not any official action shall be taken on account of any such apparent infringement. In no event shall JBT take any action in connection therewith unless expressly authorized to do so in writing by FMCTI or FMCTI fails to take any reasonable action requested by JBT. In the event of any claim that JBT’s use of the FMC Marks infringes any proprietary rights of a third party, JBT shall promptly notify FMCTI thereof and FMCTI shall have the obligation (subject to Section 3.3 in the case of claims asserted by third parties arising out of JBT’s use of the FMC Marks in accordance with the terms and conditions of this Trademark Agreement), and shall have the right, in its sole discretion (subject to Section 3.2 in the case of JBT’s use of the FMC Marks in contravention of this Agreement) to defend and control such claim, including prosecution, defense and settlement thereof, and JBT shall cooperate fully with FMCTI, at FMCTI’s expense, in the conduct thereof.

2.4.

Notice of Regulatory Action. JBT shall promptly notify FMCTI if JBT receives, or if JBT becomes aware that, a citation has been issued or investigation commenced by any regulatory agency (federal, central government, state or local, no matter where in the world) for violation of any law that may have a reasonable likelihood of materially damaging the goodwill associated with the FMC Marks.

2.5.

Protection of Rights in FMC Marks. Each party shall provide the other party with all commercially reasonable cooperation to assist the other party in protecting any of its rights in the FMC Marks affected by, or related to, JBT’s use of the FMC Marks under this Trademark Agreement.

Trademark License Agreement

3.	USE OF FMC MARKS.

3.1.	Compliance with Laws. In using the FMC Marks as permitted hereunder, JBT shall comply in all material respects with all applicable laws pertaining to the proper use and designation of the FMC Marks.

3.2.

Indemnification. JBT shall defend, indemnify and hold harmless FMCTI, its affiliates and its and their shareholders, directors, officers, employees and agents from any claims, and all damages, liabilities, judgments, costs (including, without limitation, settlement costs) and expenses associated therewith (including, without limitation, reasonable attorney’s fees) related to or arising from: (i) JBT’s breach of this Trademark Agreement; or (ii) JBT’s use of the FMC Marks in the operation of its business.

3.3.

Indemnification. FMCTI shall defend, indemnify and hold harmless JBT, its affiliates and its and their shareholders, directors, officers, employees and agents from any claims, and all damages, liabilities, judgments, costs (including, without limitation, settlement costs) and expenses associated therewith (including, without limitation, reasonable attorney’s fees) related to or arising from: (i) FMCTI’s breach of this Agreement; or (ii) FMCTI’s use of the FMC Marks in the operation of its business.

4.	TERMINATION.

4.1.

General Term. The term of this Agreement shall commence on the date hereof and shall remain in force and in effect for the time periods indicated in Section 1.1, unless sooner terminated pursuant to Section 4.2.

4.2.

Termination. This Agreement and the licenses granted hereunder may be terminated by FMCTI or JBT without notice in the event that the other Party: (a) files a petition for insolvency, cessation of payments, bankruptcy or liquidation (or the substantial equivalent in any relevant jurisdiction) or the commencement of any such proceeding against either Party that is not discharged within ninety (90) days thereafter; (b) makes a general assignment for the benefit of its creditors; (c) ceases to conduct its business; or (d) has a receiver (or the substantial equivalent in any relevant jurisdiction) appointed for it or its business. This Agreement and the license granted hereunder may be terminated by FMCTI if there occurs a material breach by JBT of any provision of this Agreement that JBT fails to cure within thirty (30) days after receiving notice of such breach from FMCTI provided that such 30-day period shall continue to be extended so long as JBT is working in good faith to cure such breach.

4.3.

Effect of Termination. Upon termination of this Agreement, all rights of JBT to use the FMC Marks shall terminate immediately and shall revert to FMCTI. JBT shall thereafter claim no rights to the FMC Marks or make any further reference to them, whether directly or indirectly, in connection with its business or otherwise.

Trademark License Agreement

4.4.

JBT Must Remove and Destroy Materials. Promptly following termination of this Agreement, JBT shall remove or destroy all Packaging, Sales Materials, business cards, signage, stationery, letterhead and any other commercial documents or otherwise in the possession of JBT that include the FMC Marks and, upon request by FMCTI, provide a written certification to FMCTI signed by an officer of JBT of such removal or destruction. To the extent that the FMC Marks are not removable or destroyable on an item, JBT shall place a stamp, sticker or other similar notice or marking on such item clearly indicating that the FMC Marks are owned by FMCTI.

4.5.	Survival. The following provisions shall survive the termination of this Trademark Agreement for any reason: Sections 2.2, 3.2, 3.3 and 6.

5.	ASSUMPTION OF TRADEMARK LICENSE AGREEMENT.

5.1.

JBT agrees to be bound by all of the terms and condition of the FMC Trademark License Agreement as they pertain to the rights and obligations in the FMC Marks being licensed hereunder. A copy of the FMC Trademark License Agreement is attached hereto as Exhibit B.

6.	DISCLAIMER OF WARRANTIES.

JBT ACKNOWLEDGES AND AGREES THAT FMCTI IS LICENSING THE FMC MARKS AS IS. FMCTI HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. FMCTI SHALL NOT BE LIABLE FOR ANY DIRECT, SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS) ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE AND CONTRACT), EVEN IF FMCTI HAS BEEN ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

7.	GENERAL PROVISIONS.

7.1.

Amendment/Waiver. No modification, amendment, supplement to or waiver of, any provision of this Trademark Agreement shall be binding upon either Party unless made in a writing signed by the Party against which such modification, amendment, supplement to or waiver, is sought to be enforced. A failure of either Party to exercise any right provided for herein shall not be deemed to be a waiver of any such right hereunder.

Trademark License Agreement

7.2.

Entire Agreement. This Trademark Agreement, together with the SDA, sets forth the entire agreement between the Parties as it relates to the subject matter hereof, and such document replaces and supersedes any and all prior agreements, promises, proposals, representations, understandings and negotiations, written or not, between the Parties relating to the subject matter hereof.

7.3.

Order of Precedence. In the case of ambiguity or conflict between or among the terms and conditions of this Agreement and the terms and conditions of the SDA, the terms and conditions of this Agreement shall control with respect to the use of the FMC Marks.

7.4.

Headings and Interpretation. The article and section headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

7.5.

Governing Law. This Trademark Agreement shall be governed by, and construed in accordance with the substantive laws of the State of Texas (without giving effect to the principles of conflict of laws thereof) and, to the extent applicable, those United States laws, or the national laws of another country in which any of the Trademarks are used, whether or not registered or applied for and the appropriate rules and regulations governing trademarks in the respective countries.the internal laws of the State of Texas.

7.6.

Assignment. FMCTI may assign or transfer this Agreement without the prior written consent of JBT, provided that FMCTI shall notify JBT of such assignment in writing prior to such assignment and FMCTI shall continue to be liable hereunder to the extent the assignee fails to perform its obligations hereunder. JBT shall not assign or transfer this Agreement without the prior written consent of FMCTI, which consent shall not be unreasonably withheld or delayed. This Agreement shall inure to the benefit of, and be binding upon, the Parties and their respective permitted successors and permitted assigns.

7.7.

Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given

Trademark License Agreement

when so delivered by hand, or facsimile, or if mailed, three (3) days after mailing (one (1) business day in the case of express mail or overnight courier service), as follows:

Notices to FMCTI: FMC Technologies, Inc. 1803 Gears Road Houston, Texas 77067
Facsimile No.	(281) 591-4102
Attention:	General Counsel

Notices to JBT:

John Bean Technologies Corporation 200 East Randolph Drive Chicago, Illinois 60601
Facsimile No.	(312) 861-6176
Attention:	General Counsel

7.8.

Relationship of the Parties. The relationship between the Parties to this Agreement is that of independent contractors. Under no circumstances shall either Party be deemed an agent or representative of the other Party. Neither Party shall have authority to act for or bind the other Party in any way, or represent that it is in any way responsible for acts of the other Party. Nothing in this Agreement shall be construed or interpreted to create a relationship between the Parties of partner, joint venturer, representative, principal and agent, or employer and employee.

7.9.

Injunctive Relief. JBT acknowledges and agrees that the provisions of this Agreement are reasonable and necessary to protect FMCTI’s rights and interests in the FMC Marks, that any breach of the provisions of this Agreement shall result in irreparable harm to FMCTI, and that the remedy at law for such breach may be inadequate. Accordingly, in the event of a breach of the provisions of this Agreement by JBT, FMCTI, in addition to any other relief available to it at law, in equity or otherwise, shall be entitled to seek attachment of assets and temporary and permanent injunctive relief restraining JBT from engaging in and/or continuing any conduct that constitutes a breach of this Agreement, without the necessity of proving irreparable harm or posting of a bond or other security.

7.10.

Severability. If any provision of this Agreement is held to be invalid or unenforceable, the meaning of such provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation shall save such provision, it shall be severed from the remainder of this Agreement, as appropriate. The remainder of this Agreement shall remain in full force and effect unless the severed

Trademark License Agreement

provision is essential and material to the rights or benefits received by either Party. In such event, the Parties shall use their best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement, which most nearly effects the Parties’ intent in entering into this Agreement, as appropriate.

7.11.

Counterparts; Facsimile Transmission. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement. Each Party may rely on facsimile signature pages as if such facsimile pages were originals.

IN WITNESS WHEREOF, each of the Parties hereto, by its duly authorized representative, has caused this Trademark Agreement to be executed as of the Effective Date.

FMC TECHNOLOGIES, INC.		JOHN BEAN TECHNOLOGIES CORPORATION

By:	/s/ William H. Schumann, III	By:	/s/ Charles H. Cannon, Jr.
Name:	William H. Schumann, III	Name:	CHARLES H. CANNON, JR.
Its:	Executive VP and CFO	Its:	CHAIRMAN and CEO
Date:	7/31/08	Date:	7/31/08